UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2012

LUX DIGITAL PICTURES, INC.
(Exact name of registrant as specified in its charter)

Wyoming
(State or other jurisdiction of incorporation)

333-153502	26-2589503
(Commission File Number)	(I.R.S. Employer Identification No.)

347 Chapala Street, Santa Barbara, California	93101
(Address of principal executive offices)	(Zip Code)

(805) 308-9151
(Registrant’s telephone number, including area code)

12021 Wilshire Boulevard, Suite 450, Los Angeles, California 90025
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

☐	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

SECTION 5.  CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

General.  On September 18, 2012 Lux Digital Pictures, Inc., a Wyoming corporation (the “Company”), and its wholly owned subsidiary, StreamTrack Media, Inc., a California corporation (“STMI”) experienced the following management changes among their executive officers and directors:  (1) Aaron Gravitz was appointed as a director of the Company, (2) Michael Hill voluntarily resigned as the Chief Executive Officer and President of STMI, (3) Aaron Gravitz was appointed as the new Chief Executive Officer of STMI, and (4) Michael Freides was appointed as the new President of STMI.

Compensation Arrangements.  In consideration for Aaron Gravitz’s service as the Chief Executive Officer of STMI, STMI has agreed to pay to Mr. Gravitz the following compensation: an annual salary of $240,000 and reimbursement of expenses.  The Company may grant stock options or restricted stock awards in the future for this service.  The Company has not agreed to pay any compensation to Mr. Gravitz for his service as director of the Company, other than reimbursement of expenses.

In consideration for Michael Freides’ service as the President of STMI, STMI has agreed to pay to Mr. Freides the following compensation: an annual salary of $100,000, commencing in January 2013, and reimbursement of expenses.

Biographical Information.

Aaron Gravitz.  Mr. Gravitz, age 32, co-founded RadioLoyalty Inc. in 2011.  He has over 15 years experience in the online advertising space.  Prior to co-founding RadioLoyalty, Inc., he was the Chief Operating Officer of Lenco Media Inc. from January 2011 to September 2012, and the Chief Operating Officer of AdMax Media Inc. from January 2010 to January 2011.  Mr. Gravitz has experience in operating an advertising network, bringing products to market, and managing the entire media buying and selling process. His track record includes founding multiple companies that grew to over 50 million dollars in combined sales, with several leading to acquisition.  Mr. Gravitz’s current responsibilities at the Company include, but are not limited to, directing operations, overseeing media buying and sales, product development, managing strategic relationships, directing customer relations, and broadcaster development.  Mr. Gravitz received a bachelor’s degree in public policy and ethics from the University of California Santa Barbara in 2004.

Michael Freides.  Michael Freides, age 31, has ten years of industry experience in online advertising. In 2007 he founded Rightmail Media, LLC and from 2007 to 2008 he was the Chief Executive Officer of Rightmail Media, LLC, a lead generation company.  In the late 2000’s, Intrepid Investments invested in Rightmail Marketing.  Rightmail Marketing later went on to become part of The Selling Source, a Las Vegas based lead generation company.  Mr. Freides became the President of Rightmail Marketing in 2008 where he served in that capacity until 2012.  In 2007, before founding Rightmail Media, LLC, Mr. Freides headed business development and account management for internet startup company AdRevolution, formerly known as Progressing Markets.  Mr. Freides also spent several years in the hospitality industry where he focused on e-commerce and developed online sales programs for several hotels and resorts.

SECTION 9.  FINANCIAL STATEMENTS, PRO FORMA FINANCIALS & EXHIBITS

Item 9.01  Financial Statements and Exhibits

(c)           Exhibits

17.1	Letter of Resignation of Michael Hill as the Chief Executive Officer and President of StreamTrack Media, Inc., effective as of September 18, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LUX DIGITAL PICTURES, INC. (Registrant)

Date: September 21, 2012	By:	/s/ Michael Hill, Chief Executive Officer
Michael Hill, Chief Executive Officer

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